SUPPLEMENTAL INFORMATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to General Growth Properties, Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

NON-GAAP MEASURES
This Supplemental makes reference to net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). NOI is defined as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reduction in ownership as a result of sales or other transactions ("Sold Interests"). EBITDA is defined as NOI less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain non-cash and non-recurring revenue and expenses. Same Store Company NOI is presented to exclude the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page
Financial Overview		Asset Transactions:
Earnings Press Release	ER1-6	Summary of Asset Transactions	15
GAAP Financial Statements:
Consolidated Balance Sheets	1	Portfolio Operating Metrics:
Consolidated Statements of Operations	2	Key Operating Performance Indicators	16
		Signed Leases All Less Anchors	17
Proportionate Financial Statements:		Lease Expiration Schedule and Top Ten Tenants	18
Proportionate Balance Sheets	3	Property Schedule	19-25
Overview	4
Company NOI, EBITDA, and FFO	5-6	Miscellaneous:
Reconciliation of Non-GAAP to GAAP Financial Measures	7-8	Capital Information	26
		Change in Total Common and Equivalent Shares	27
Debt:		Development Summary	28-29
Summary, at Share	9	Capital Expenditures	30
Detail, at Share	10-13	Corporate Information	31
Summary of Debt Transactions	14	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

Page	Schedule	Description
Proportionate Financial Schedules:
3	Proportionate Balance Sheet
The proportionate balance sheet adjusts GGP's GAAP balance sheet for noncontrolling interests and adds the Company's proportionate share of assets and liabilities related to investments accounted for under the equity method.

4	Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5-6	Company NOI, EBITDA and FFO
Proportionate Results and FFO for the three and nine months ended September 30, 2015 and 2014 adjusts GGP's consolidated results and FFO for noncontrolling interests and adds the Company's proportionate share of certain revenues and expenses included in NOI, EBITDA and FFO as defined in the Basis of Presentation. Company NOI, EBITDA and FFO exclude certain non-cash and non-recurring revenues and expenses that may not be indicative of future operations.

Portfolio Operating Metrics:
16	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
19-25	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Occupancy percentage

See Glossary of Terms for detailed descriptions.

GGP REPORTS THIRD QUARTER 2015 RESULTS,
2016 FULL YEAR GUIDANCE AND RAISES QUARTERLY DIVIDEND

Chicago, Illinois, November 2, 2015 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2015.

Financial Results
For the Three Months Ended September 30, 2015
Comparable net operating income (“Same Store NOI”) increased 5.1% to $560 million from $533 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 5.6% to $526 million from $498 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 9.6% to $0.36 per diluted share from $0.33 per diluted share in the prior year period. Company FFO increased 10.5% to $341 million from $308 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain on changes in control of investment properties and other and unconsolidated real estate affiliates- gain on investment, was $120 million, or $0.13 per diluted share, as compared to net income of $71 million, or $0.07 per diluted share, in the prior year period.

For the Nine Months Ended September 30, 2015
Same Store NOI increased 4.0% to $1.64 billion from $1.58 billion in the prior year period.

Company EBITDA increased 4.9% to $1.53 billion from $1.46 billion in the prior year period.

Company FFO per share increased 6.8% to $1.01 per diluted share from $0.95 per diluted share in the prior year period. Company FFO increased 7.8% to $969 million from $898 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and unconsolidated real estate affiliates- gain on investment, was $1.17 billion, or $1.23 per diluted share, as compared to net income of $364 million, or $0.39 per diluted share, in the prior year period.

ER1

Operational Highlights

•	Same Store leased percentage was 96.5% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 9.7%, or $5.62 per square foot, to $63.30 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 3.3% to $20.7 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 3.7% to $593 per square foot on a trailing 12-month basis.

Investment Activities
Development
The Company has development and redevelopment activities totaling approximately $2.1 billion at share, of which projects totaling approximately $500 million have opened, $1.0 billion is under construction, and $644 million is in the pipeline.

Common Share Repurchases
During the quarter, the Company acquired approximately 3.4 million of its common shares at a weighted average price of $25.24 per share for total consideration of approximately $86.0 million. During the nine months ended, the Company acquired approximately 4.05 million of its common shares at a weighted average price of $25.36 per share for total consideration of approximately $102.8 million.

Financing Activities
Property-Level Debt
During the three months ended September 30, 2015, the Company obtained $140 million of new fixed rate debt with a weighted average term to maturity of 10.0 years and a weighted average interest rate of 4.1%, and repaid $99 million of fixed rate debt, which had a weighted-average interest rate of 4.9%.

Corporate Credit Facility
On October 30, 2015 the Company amended its corporate credit facility to extend the maturity to October 2020.

Dividends
On November 2, 2015, the Company’s Board of Directors declared a fourth quarter common stock dividend of $0.19 per share payable on January 4, 2016, to stockholders of record on December 15, 2015. This represents an increase of $0.02 per share or 12% growth over the dividend declared in fourth quarter 2014, and an increase of $0.01 per share or 6% growth over the dividend declared in third quarter 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 4, 2016, to stockholders of record on December 15, 2015.

ER2

Guidance
Company FFO for the fourth quarter of 2015 is expected to be $0.41 to $0.43 per diluted share. Company FFO for the year ending December 31, 2015 is expected to be $1.42 to $1.44 per diluted share. The preliminary Company FFO for the year ending December 31, 2016 is expected to be $1.51 to $1.55 per diluted share.

Earnings Guidance	For the three months ending December 31, 2015	For the year ending December 31, 2015	For the year ending December 31, 2016

Company FFO per diluted share	$0.41 - $0.43	$1.42 - $1.44	$1.51 - $1.55
Adjustments [1]	(0.01)	(0.09)	(0.05)
NAREIT FFO	$0.40 - $0.42	$1.33 - $1.35	$1.46 - $1.50
Depreciation, including share of JVs	(0.21)	(0.90)	(0.84)
Gain on sale of investments [2]	—	0.98	—
Net income attributable to common stockholders	$0.19 - $0.21	$1.41 - $1.43	$0.62 - $0.66
Preferred stock dividends	—	0.02	0.02
Net income attributable to GGP	$0.19 - $0.21	$1.43 - $1.45	$0.64 - $0.68

1 Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.
2 Includes the gains from the sale of 25% and 12.5% interests in Ala Moana Center in 2015.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

ER3

Investor Conference Call
On Tuesday, November 3, 2015, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 43715350.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. We present Company NOI and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.
The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

ER5

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt,, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

ER6

GAAP Financial Statements

FINANCIAL OVERVIEW Consolidated Balance Sheets (In thousands)

	September 30, 2015	December 31, 2014

Assets:
Investment in real estate:
Land	$3,638,774	$4,244,607
Buildings and equipment	16,318,055	18,028,844
Less accumulated depreciation	(2,375,762)	(2,280,845)
Construction in progress	497,181	703,859
Net property and equipment	18,078,248	20,696,465
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,490,157	2,604,762
Net investment in real estate	21,568,405	23,301,227
Cash and cash equivalents	160,670	372,471
Accounts and notes receivable, net	881,564	663,768
Deferred expenses, net	169,673	184,491
Prepaid expenses and other assets	1,009,483	813,777
Total assets	$23,789,795	$25,335,734
Liabilities:
Mortgages, notes and loans payable	$14,015,550	$15,998,289
Investment in Unconsolidated Real Estate Affiliates	37,610	35,598
Accounts payable and accrued expenses	800,248	934,897
Dividend payable	166,115	154,694
Deferred tax liabilities	—	21,240
Junior Subordinated Notes	206,200	206,200
Total liabilities	15,225,723	17,350,918
Redeemable noncontrolling interests:
Preferred	154,566	164,031
Common	123,812	135,265
Total redeemable noncontrolling interests	278,378	299,296
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,006,313	7,363,877
Noncontrolling interests in consolidated real estate affiliates	26,935	79,601
Noncontrolling interests related to Long-Term Incentive Plan Common Units	10,404	—
Total equity	8,285,694	7,685,520
Total liabilities, redeemable noncontrolling interests and equity	$23,789,795	$25,335,734

FINANCIAL OVERVIEW Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Minimum rents	$358,716	$396,285	$1,094,384	$1,170,547
Tenant recoveries	172,515	186,066	518,040	552,596
Overage rents	6,455	9,277	18,755	24,486
Management fees and other corporate revenues	19,496	17,355	65,313	51,759
Other	28,142	18,775	62,956	63,149
Total revenues	585,324	627,758	1,759,448	1,862,537
Expenses:
Real estate taxes	57,942	57,430	170,425	172,686
Property maintenance costs	11,707	13,394	44,491	48,952
Marketing	4,273	4,624	12,849	15,926
Other property operating costs	79,265	84,581	227,874	251,646
Provision for doubtful accounts	1,622	355	6,199	5,211
Property management and other costs	38,685	34,428	121,847	119,391
General and administrative	12,627	12,778	37,395	52,609
Depreciation and amortization	154,228	182,237	483,026	528,928
Total expenses	360,349	389,827	1,104,106	1,195,349
Operating income	224,975	237,931	655,342	667,188
Interest and dividend income	13,232	8,536	34,896	19,801
Interest expense	(144,891)	(174,109)	(460,289)	(528,273)
Loss on foreign currency	(25,092)	(15,972)	(46,540)	(7,017)
Gain from changes in control of investment properties and other	13,399	—	622,412	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, and allocation to noncontrolling interests	81,623	56,386	805,821	151,699
Benefit from (provision for) income taxes	17,996	4,800	29,082	(2,836)
Equity in income of Unconsolidated Real Estate Affiliates	16,584	7,391	41,115	33,868
Unconsolidated Real Estate Affiliates - gain on investment	11,163	—	320,950	—
Income from continuing operations	127,366	68,577	1,196,968	182,731
Discontinued operations	—	8,822	—	203,649
Net income	127,366	77,399	1,196,968	386,380
Allocation to noncontrolling interests	(3,514)	(2,791)	(16,447)	(10,008)
Net income attributable to GGP	123,852	74,608	1,180,521	376,372
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(11,952)
Net income attributable to common stockholders	$119,868	$70,624	$1,168,569	$364,420
Basic Earnings Per Share:
Continuing operations	$0.14	$0.07	$1.32	$0.18
Discontinued operations	—	0.01	—	0.23
Total basic earnings per share	$0.14	$0.08	$1.32	$0.41
Diluted Earnings Per Share:
Continuing operations	$0.13	$0.06	$1.23	$0.18
Discontinued operations	—	0.01	—	0.21
Total diluted earnings per share	$0.13	$0.07	$1.23	$0.39

Proportionate Financial Statements

PROPORTIONATE FINANCIAL STATEMENTS Proportionate Balance Sheets (In thousands)

	As of September 30, 2015				As of December 31, 2014
	GAAP	Noncontrolling Interests	GGP Share of Unconsolidated Real Estate Affiliates	GGP Total Share	GGP Total Share

Assets:
Investment in real estate:
Land	$3,638,774	$(31,505)	$1,675,414	$5,282,683	$4,969,169
Buildings and equipment	16,318,055	(169,697)	7,535,527	23,683,885	24,064,383
Less accumulated depreciation	(2,375,762)	30,140	(1,385,743)	(3,731,365)	(3,383,945)
Construction in progress	497,181	(336)	574,565	1,071,410	769,361
Net property and equipment	18,078,248	(171,398)	8,399,763	26,306,613	26,418,968
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,490,157	—	(3,490,157)	—	—
Net investment in real estate	21,568,405	(171,398)	4,909,606	26,306,613	26,418,968
Cash and cash equivalents	160,670	(4,085)	205,410	361,995	512,717
Accounts and notes receivable, net	881,564	(2,804)	106,809	985,569	746,833
Deferred expenses, net	169,673	(1,253)	198,238	366,658	334,271
Prepaid expenses and other assets	1,009,483	(10,734)	473,640	1,472,389	1,251,894
Total assets	$23,789,795	$(190,274)	$5,893,703	$29,493,224	$29,264,683
Liabilities:
Mortgages, notes and loans payable	$14,015,550	$(154,539)	$5,517,149	$19,378,160	$19,810,810
Investment in Unconsolidated Real Estate Affiliates	37,610	—	(37,610)	—	—
Accounts payable and accrued expenses	800,248	(8,800)	413,993	1,205,441	1,166,426
Dividend payable	166,115	—	—	166,115	154,694
Deferred tax liabilities	—	—	171	171	21,338
Junior Subordinated Notes	206,200	—	—	206,200	206,200
Total liabilities	15,225,723	(163,339)	5,893,703	20,956,087	21,359,468
Redeemable noncontrolling interests:
Preferred	154,566	—	—	154,566	164,031
Common	123,812	—	—	123,812	135,265
Total redeemable noncontrolling interests	278,378	—	—	278,378	299,296

Equity:
Preferred stock	242,042	—	—	242,042	242,042
Stockholders' equity	8,006,313	—	—	8,006,313	7,363,877
Noncontrolling interests in consolidated real estate affiliates	26,935	(26,935)	—	—	—
Noncontrolling interest realted to Long-Term Incentive Plan Common Units	10,404	—	—	10,404	—
Total equity	8,285,694	(26,935)	—	8,258,759	7,605,919
Total liabilities, redeemable noncontrolling interests and equity	$23,789,795	$(190,274)	$5,893,703	$29,493,224	$29,264,683

PROPORTIONATE FINANCIAL STATEMENTS Overview (In thousands, except per share)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014	Percentage Change	September 30, 2015	September 30, 2014	Percentage Change

Same Store NOI [1]	$559,675	$532,569	5.1%	$1,639,431	$1,575,707	4.0%
Non-Same Store NOI [2]	5,918	2,570	n/a	14,083	8,292	n/a
Company NOI [3]	565,593	535,139	5.7%	1,653,514	1,583,999	4.4%

Company EBITDA [3]	525,584	497,634	5.6%	1,529,837	1,457,769	4.9%

Company FFO [4]	340,747	308,250	10.5%	968,639	898,228	7.8%
Company FFO per diluted share	$0.36	$0.33	9.6%	$1.01	$0.95	6.8%

Weighted average diluted common shares outstanding	955,556	947,757		958,343	948,749

1.
Includes lease termination fees of $4.9 million and $2.3 million for the three months ended September 30, 2015 and 2014, respectively and $20.6 million and $10.2 million for the nine months ended September 30, 2015 and 2014, respectively.

2.	Non-Same Store NOI includes the periodic effects of acquisitions and certain redevelopments and other properties. See Property Schedule on pages 19-25 for individual property details.

3.	Refer to page 5-6 (Company NOI, EBITDA and FFO). Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.

4.	Refer to page 5-6 (Company NOI, EBITDA and FFO). Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Three Months Ended September 30, 2015 and 2014 (In thousands)

	Three Months Ended September 30, 2015							Nine Months Ended September 30, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$358,716	$(4,145)	$135,588	$(241)	$489,918	$6,732	$496,650	$396,285	$(4,112)	$95,929	$(15,212)	$472,890	$2,507	$475,397
Tenant recoveries	172,515	(1,724)	57,912	(73)	228,630	—	228,630	186,066	(1,672)	43,638	(7,580)	220,452	—	220,452
Overage rents	6,455	(110)	3,940	—	10,285	—	10,285	9,277	(103)	3,097	(1,063)	11,208	—	11,208
Other revenue	27,288	(229)	5,398	(1)	32,456	—	32,456	18,775	(323)	3,538	(1,205)	20,785	—	20,785
Total property revenues	564,974	(6,208)	202,838	(315)	761,289	6,732	768,021	610,403	(6,210)	146,202	(25,060)	725,335	2,507	727,842
Property operating expenses:
Real estate taxes	57,942	(834)	17,457	(11)	74,554	(1,490)	73,064	57,430	(669)	13,431	(1,463)	68,729	(1,490)	67,239
Property maintenance costs	11,707	(100)	4,743	(61)	16,289	—	16,289	13,394	(83)	4,115	(668)	16,758	—	16,758
Marketing	4,273	(65)	2,314	—	6,522	—	6,522	4,624	(47)	1,439	(379)	5,637	—	5,637
Other property operating costs	79,265	(778)	27,333	2	105,822	(1,018)	104,804	84,581	(739)	22,141	(2,693)	103,290	(1,028)	102,262
Provision for doubtful accounts	1,622	(9)	136	—	1,749	—	1,749	355	(24)	486	(10)	807	—	807
Total property operating expenses	154,809	(1,786)	51,983	(70)	204,936	(2,508)	202,428	160,384	(1,562)	41,612	(5,213)	195,221	(2,518)	192,703
NOI	$410,165	$(4,422)	$150,855	$(245)	$556,353	$9,240	$565,593	$450,019	$(4,648)	$104,590	$(19,847)	$530,114	$5,025	$535,139
Management fees and other corporate revenues	19,496	—	—	—	19,496	—	19,496	17,355	—	1	—	17,356	—	17,356
Property management and other costs [4]	(38,685)	178	(7,942)	19	(46,430)	—	(46,430)	(34,428)	167	(6,830)	67	(41,024)	—	(41,024)
General and administrative	(12,627)	—	(448)	—	(13,075)	—	(13,075)	(12,778)	—	(1,059)	—	(13,837)	—	(13,837)
EBITDA	$378,349	$(4,244)	$142,465	$(226)	$516,344	$9,240	$525,584	$420,168	$(4,481)	$96,702	$(19,780)	$492,609	$5,025	$497,634
Depreciation on non-income producing assets	(2,836)	—	—	—	(2,836)	—	(2,836)	(2,528)	—	—	—	(2,528)	—	(2,528)
Interest and dividend income	13,232	387	667	—	14,286	(205)	14,081	8,536	386	536	—	9,458	(205)	9,253
Preferred unit distributions	(2,228)	—	—	—	(2,228)	—	(2,228)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	18	—	280	(237)	61	(61)	—	(386)	(98)	381	(19)	(122)	122	—
Write-off of mark-to-market adjustments on extinguished debt	(102)	—	—	—	(102)	102	—	—	—	—	—	—	—	—
Interest on existing debt	(144,807)	1,660	(54,896)	36	(198,007)	—	(198,007)	(173,723)	1,488	(39,967)	6,311	(205,891)	—	(205,891)
Loss on foreign currency	(25,092)	—	—	—	(25,092)	25,092	—	(15,972)	—	—	—	(15,972)	15,972	—
Provision for income taxes	17,996	16	(108)	—	17,904	(9,924)	7,980	4,800	16	(149)	—	4,667	(6,317)	(1,650)
FFO from sold interests	—	—	—	427	427	(270)	157	3,466	—	272	13,488	17,226	422	17,648
	230,546	(2,181)	88,408	—	316,773	23,974	340,747	238,145	(2,689)	57,775	—	293,231	15,019	308,250
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	86,227	2,181	(88,408)	—	—	—	—	55,086	2,689	(57,775)	—	—	—	—
FFO [5]	$316,773	$—	$—	$—	$316,773	$23,974	$340,747	$293,231	$—	$—	$—	$293,231	$15,019	$308,250

Company FFO per diluted share							$0.36							$0.33

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items.

3.
Adjustments include amounts for straight-line rent of ($10,826) and ($12,703) and above/below market lease amortization of $17,558 and $15,210 for the three months ended September 30, 2015 and 2014, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Nine Months Ended September 30, 2015 and 2014 (In thousands)

	Nine Months Ended September 30, 2015							Nine Months Ended September 30, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$1,094,384	$(12,342)	$371,779	$(10,283)	$1,443,538	$27,766	$1,471,304	$1,170,547	$(12,343)	$284,791	$(47,666)	$1,395,329	$23,064	$1,418,393
Tenant recoveries	518,040	(5,210)	163,537	(5,265)	671,102	—	671,102	552,596	(5,015)	128,357	(21,689)	654,249	—	654,249
Overage rents	18,755	(229)	9,847	(452)	27,921	—	27,921	24,486	(219)	7,413	(2,748)	28,932	—	28,932
Other revenue	62,093	(772)	17,404	(364)	78,361	—	78,361	63,193	(823)	10,057	(3,834)	68,593	—	68,593
Total property revenues	1,693,272	(18,553)	562,567	(16,364)	2,220,922	27,766	2,248,688	1,810,822	(18,400)	430,618	(75,937)	2,147,103	23,064	2,170,167
Property operating expenses:
Real estate taxes	170,425	(2,469)	48,668	(1,174)	215,450	(4,469)	210,981	172,686	(1,989)	40,111	(4,251)	206,557	(4,469)	202,088
Property maintenance costs	44,491	(327)	16,039	(493)	59,710	—	59,710	48,952	(308)	13,640	(2,090)	60,194	—	60,194
Marketing	12,849	(158)	6,472	(339)	18,824	—	18,824	15,926	(169)	4,840	(1,252)	19,345	—	19,345
Other property operating costs	227,874	(2,240)	76,587	(1,768)	300,453	(3,056)	297,397	251,646	(2,250)	62,435	(10,238)	301,593	(3,078)	298,515
Provision for doubtful accounts	6,199	(38)	2,151	(50)	8,262	—	8,262	5,211	(60)	994	(119)	6,026	—	6,026
Total property operating expenses	461,838	(5,232)	149,917	(3,824)	602,699	(7,525)	595,174	494,421	(4,776)	122,020	(17,950)	593,715	(7,547)	586,168
NOI	$1,231,434	$(13,321)	$412,650	$(12,540)	$1,618,223	$35,291	$1,653,514	$1,316,401	$(13,624)	$308,598	$(57,987)	$1,553,388	$30,611	$1,583,999
Management fees and other corporate revenues	65,313	—	—	—	65,313	—	65,313	51,759	—	1	—	51,760	—	51,760
Property management and other costs [4]	(121,847)	531	(23,354)	170	(144,500)	—	(144,500)	(119,391)	489	(20,677)	230	(139,349)	—	(139,349)
General and administrative	(37,395)	—	(7,095)	—	(44,490)	—	(44,490)	(52,609)	2	(3,888)	—	(56,495)	17,854	(38,641)
EBITDA	$1,137,505	$(12,790)	$382,201	$(12,370)	$1,494,546	$35,291	$1,529,837	$1,196,160	$(13,133)	$284,034	$(57,757)	$1,409,304	$48,465	$1,457,769
Depreciation on non-income producing assets	(8,419)	—	—	—	(8,419)	—	(8,419)	(9,055)	—	—	—	(9,055)	—	(9,055)
Interest and dividend income	34,896	1,160	1,961	—	38,017	(614)	37,403	19,801	1,159	1,569	—	22,529	(279)	22,250
Preferred unit distributions	(6,692)	—	—	—	(6,692)	—	(6,692)	(6,697)	—	—	—	(6,697)	—	(6,697)
Preferred stock dividends	(11,952)	—	—	—	(11,952)	—	(11,952)	(11,952)	—	—	—	(11,952)	—	(11,952)
Interest expense:
Mark-to-market adjustments on debt	149	(101)	1,158	(253)	953	(953)	—	(2,604)	(292)	1,126	(60)	(1,830)	1,830	—
Write-off of mark-to-market adjustments on extinguished debt	(13,454)	(136)	—	—	(13,590)	13,590	—	(9,831)	—	—	—	(9,831)	9,831	—
Interest on existing debt	(446,984)	4,771	(154,789)	5,284	(591,718)	—	(591,718)	(515,838)	4,502	(111,153)	16,066	(606,423)	—	(606,423)
Loss on foreign currency	(46,540)	—	—	—	(46,540)	46,540	—	(7,017)	—	—	—	(7,017)	7,017	—
Provision for income taxes	29,082	36	(272)	—	28,846	(17,167)	11,679	(2,836)	54	(293)	—	(3,075)	(2,775)	(5,850)
FFO from sold interests [5]	—	—	—	7,339	7,339	1,162	8,501	81,899	—	737	41,751	124,387	(66,201)	58,186
	667,591	(7,060)	230,259	—	890,790	77,849	968,639	732,030	(7,710)	176,020	—	900,340	(2,112)	898,228
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	223,199	7,060	(230,259)	—	—	—	—	168,310	7,710	(176,020)	—	—	—	—
FFO [6]	$890,790	$—	$—	$—	$890,790	$77,849	$968,639	$900,340	$—	$—	$—	$900,340	$(2,112)	$898,228

Company FFO per diluted share							$1.01							$0.95

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items.

3.
Adjustments include amounts for straight-line rent of ($29,541) and ($40,584) and above/below market lease amortization of $57,307 and $63,648 for the nine months ended September 30, 2015 and 2014, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.	Adjustments include a gain on extinguishment of debt of $66,680 for the nine months ended September 30, 2014.

6.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$565,593	$535,139	$1,653,514	$1,583,999
Adjustments for minimum rents, real estate taxes and other property operating costs [1]	(9,240)	(5,025)	(35,291)	(30,611)
Proportionate NOI	556,353	530,114	1,618,223	1,553,388
Unconsolidated Properties	(150,855)	(104,590)	(412,650)	(308,598)
NOI of Sold Interests	245	19,847	12,540	57,987
Noncontrolling interest in NOI Consolidated Properties	4,422	4,648	13,321	13,624
Consolidated Properties	410,165	450,019	1,231,434	1,316,401
Management fees and other corporate revenues	19,496	17,355	65,313	51,759
Property management and other costs	(38,685)	(34,428)	(121,847)	(119,391)
General and administrative	(12,627)	(12,778)	(37,395)	(52,609)
Depreciation and amortization	(154,228)	(182,237)	(483,026)	(528,928)
Gain (loss) on sales of investment properties	854	—	863	(44)
Operating income	$224,975	$237,931	$655,342	$667,188

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$525,584	$497,634	$1,529,837	$1,457,769
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative [1]	(9,240)	(5,025)	(35,291)	(48,465)
Proportionate EBITDA	516,344	492,609	1,494,546	1,409,304
Unconsolidated Properties	(142,465)	(96,702)	(382,201)	(284,034)
EBITDA of Sold Interests	226	19,780	12,370	57,757
Noncontrolling interest in EBITDA of Consolidated Properties	4,244	4,481	12,790	13,133
Consolidated Properties	378,349	420,168	1,137,505	1,196,160
Depreciation and amortization	(154,228)	(182,237)	(483,026)	(528,928)
Interest income	13,232	8,536	34,896	19,801
Interest expense	(144,891)	(174,109)	(460,289)	(528,273)
Loss on foreign currency	(25,092)	(15,972)	(46,540)	(7,017)
Benefit from (provision for) income taxes	17,996	4,800	29,082	(2,836)
Equity in income of Unconsolidated Real Estate Affiliates	16,584	7,391	41,115	33,868
Unconsolidated Real Estate Affiliates - gain on investment	11,163	—	320,950	—
Discontinued operations	—	8,822	—	203,649
Gains from changes in control of investment properties and other	13,399	—	622,412	—
Gain (loss) on sales of investment properties	854	—	863	(44)
Allocation to noncontrolling interests	(3,514)	(2,791)	(16,447)	(10,008)
Net income attributable to GGP	$123,852	$74,608	$1,180,521	$376,372

1.Refer to Pages 5-6 (Company NOI, EBITDA and FFO).

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$340,747	$308,250	$968,639	$898,228
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes, and FFO from discontinued operations [1]	(23,974)	(15,019)	(77,849)	2,112
Proportionate FFO	316,773	293,231	890,790	900,340
Depreciation and amortization of capitalized real estate costs	(220,039)	(230,036)	(660,604)	(663,434)
Gain from changes in control of investment properties and other	13,399	—	622,412	—
Preferred stock dividends	3,984	3,984	11,952	11,952
(Loss) gain on sales of investment properties	(2,359)	7,605	(2,352)	131,321
Unconsolidated Real Estate Affiliates - gain on investment	11,163	—	320,950	—
Noncontrolling interests in depreciation of Consolidated Properties	1,948	2,554	5,905	6,484
Redeemable noncontrolling interests	(1,017)	(412)	(8,532)	(2,049)
Depreciation and amortization of discontinued operations	—	(2,318)	—	(8,242)
Net income attributable to GGP	$123,852	$74,608	$1,180,521	$376,372

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$150,855	$104,590	$412,650	$308,598
Net property management fees and costs	(7,942)	(6,829)	(23,354)	(20,676)
General and administrative and provisions for impairment	(448)	(1,059)	(7,095)	(3,888)
EBITDA	142,465	96,702	382,201	284,034
Net interest expense	(53,949)	(39,050)	(151,670)	(108,458)
Provision for income taxes	(108)	(149)	(272)	(293)
FFO of discontinued Unconsolidated Properties	—	272	—	737
FFO of Unconsolidated Properties	88,408	57,775	230,259	176,020
Depreciation and amortization of capitalized real estate costs	(68,647)	(50,398)	(185,998)	(143,794)
Other, including (loss) gain on sales of investment properties	(3,177)	14	(3,146)	1,642
Equity in income of Unconsolidated Real Estate Affiliates	$16,584	$7,391	$41,115	$33,868

1.Refer to Page 5-6 (Company NOI, EBITDA and FFO).

DEBT

DEBT Summary, at Share As of September 30, 2015 (In thousands)

				Maturities[1]
	Coupon Rate	Proportionate Balance	Average Remaining Term (Years)	2015	2016	2017	2018	2019	2020	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.44%	$11,572,058	6.9	$—	$237,798	$384,229	$118,892	$493,457	$1,534,314	$7,755,903	$10,524,593
Property Level Unconsolidated	4.30%	4,375,239	6.4	—	2,944	172,773	186,862	607,145	619,639	2,532,684	4,122,047
Corporate Consolidated	4.41%	1,712	0.2	573	—	—	—	—	—	—	573
Total Fixed Rate	4.40%	$15,949,009	6.7	$573	$240,742	$557,002	$305,754	$1,100,602	$2,153,953	$10,288,587	$14,647,213

Variable Rate
Property Level Consolidated	2.02%	$1,995,445	2.9	$—	$—	$—	$1,571,973	$395,500	$—	$—	$1,967,473
Property Level Unconsolidated	3.08%	1,189,188	4.1	—	—	—	16,250	538,081	604,306	30,000	1,188,637
Junior Subordinated Notes Due 2036	1.75%	206,200	20.6	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	1.77%	250,000	3.1	—	—	—	250,000	—	—	—	250,000
Total Variable Rate	2.37%	$3,640,833	4.3	$—	$—	$—	$1,838,223	$933,581	$604,306	$236,200	$3,612,310

Total	4.04%	$19,589,842	6.3	$573	$240,742	$557,002	$2,143,977	$2,034,183	$2,758,259	$10,524,787	$18,259,523
		Weighted average interest rate		4.41%	4.40%	5.29%	2.31%	3.76%	3.78%	4.37%

		Total Amortization		$40,132	$166,305	$178,865	$178,464	$176,863	$171,516	$418,174	$1,330,319

						Total Maturities and Amortization [2,3]					$19,589,842

1.Assumes that all maturity extensions are exercised
2.Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$19,589,842
Other	(37,819)
Total Portfolio Debt	19,552,023
Market Rate Adjustments, net	32,337
Junior Subordinated Notes Due 2036	(206,200)
Mortgages, Notes and Loans Payable	$19,378,160

3.Reflects maturities and amortization for periods subsequent to September 30, 2015.

DEBT Detail, at Share[1] As of September 30, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 9/30/2015 [3]	2015	2016	2017	2018	2019	2020	Subsequent
Fixed Rate

Consolidated Property Level
Brass Mill Center	100%	$96,175	2016	$93,347	4.55%	No	$1,246	$1,582	$—	$—	$—	$—	$—
Lakeside Mall	100%	149,424	2016	144,451	4.28%	No	1,568	3,405	—	—	—	—	—
Provo Towne Center [4]	75%	29,841	2017	28,886	4.53%	No	140	566	249	—	—	—	—
Four Seasons Town Centre	100%	80,147	2017	72,532	5.60%	No	954	4,940	1,721	—	—	—	—
Apache Mall	100%	94,829	2017	91,402	4.32%	No	454	1,843	1,130	—	—	—	—
Mall of Louisiana	100%	207,326	2017	191,409	5.82%	No	1,451	8,074	6,392	—	—	—	—
The Gallery at Harborplace - Other	100%	5,791	2018	190	6.05%	No	487	2,026	2,152	936	—	—	—
Hulen Mall	100%	125,876	2018	118,702	4.25%	No	567	2,304	2,421	1,882	—	—	—
Governor's Square	100%	69,832	2019	66,488	6.69%	No	233	969	1,035	1,107	—	—	—
Oak View Mall	100%	78,211	2019	74,467	6.69%	No	259	1,085	1,160	1,240	—	—	—
Coronado Center	100%	194,680	2019	180,278	3.50%	No	976	3,948	4,110	4,258	1,110	—	—
Park City Center	100%	185,045	2019	172,224	5.34%	No	803	3,264	3,473	3,666	1,615	—	—
Newgate Mall	100%	58,000	2020	58,000	3.69%	No	—	—	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	186,662	2020	170,305	2.72%	No	—	1,985	4,067	4,181	4,297	1,827	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	313,801	2020	282,081	4.06%	No	1,475	5,979	6,266	6,528	6,802	4,670	—
The Mall In Columbia	100%	350,000	2020	316,928	3.95%	No	1,532	6,279	6,531	6,794	7,067	4,869	—
Northridge Fashion Center	100%	234,363	2021	207,503	5.10%	No	1,072	4,362	4,627	4,871	5,129	5,369	1,430
Deerbrook Mall	100%	144,079	2021	127,934	5.25%	No	642	2,612	2,776	2,928	3,087	3,236	864
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	187,238	2021	165,815	5.18%	No	839	3,414	3,626	3,821	4,026	4,217	1,480
Providence Place	94%	338,677	2021	302,577	5.65%	No	1,399	5,687	6,077	6,434	6,813	7,162	2,528
Fox River Mall	100%	175,909	2021	156,373	5.46%	No	745	3,038	3,238	3,422	3,616	3,796	1,681
Oxmoor Center	94%	84,268	2021	74,781	5.37%	No	362	1,479	1,574	1,662	1,755	1,841	814
Rivertown Crossings	100%	158,927	2021	141,356	5.52%	No	671	2,728	2,910	3,077	3,254	3,417	1,514
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Fashion Show - Other	100%	4,300	2021	1,577	6.06%	Yes - Full	94	386	411	437	465	494	436
Bellis Fair	100%	88,645	2022	77,060	5.23%	No	390	1,594	1,694	1,786	1,883	1,973	2,265
The Shoppes at Buckland Hills	100%	123,453	2022	107,820	5.19%	No	522	2,121	2,253	2,375	2,503	2,621	3,238
The Gallery at Harborplace	100%	78,121	2022	68,096	5.24%	No	324	1,315	1,398	1,474	1,555	1,628	2,331
The Streets at Southpoint	94%	239,989	2022	207,909	4.36%	No	1,056	4,348	4,542	4,744	4,955	5,175	7,260
Spokane Valley Mall [4]	75%	44,815	2022	38,484	4.65%	No	205	833	879	921	965	1,006	1,522
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	—	—	419	1,054	1,100	1,140	1,818
North Star Mall	100%	321,149	2022	270,113	3.93%	No	1,641	6,666	6,973	7,256	7,551	7,825	13,124
Coral Ridge Mall	100%	110,155	2022	98,394	5.71%	No	349	1,448	1,533	1,623	1,718	1,819	3,271
Rogue Valley Mall	100%	55,000	2022	48,245	4.50%	No	137	852	899	941	984	1,024	1,918
The Oaks Mall	100%	132,499	2022	112,842	4.55%	No	605	2,451	2,584	2,706	2,833	2,951	5,527
Westroads Mall	100%	149,657	2022	127,455	4.55%	No	682	2,769	2,919	3,056	3,200	3,333	6,243
Coastland Center	100%	123,193	2022	102,621	3.76%	No	640	2,594	2,707	2,812	2,922	3,023	5,874
Pecanland Mall	100%	89,237	2023	75,750	3.88%	No	396	1,607	1,682	1,749	1,819	1,882	4,352
Crossroads Center (MN)	100%	102,124	2023	83,026	3.25%	No	566	2,293	2,379	2,459	2,541	2,617	6,243
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	251,728	2023	207,057	5.04%	No	1,203	4,959	5,215	5,484	5,767	6,064	15,979
Meadows Mall	100%	156,004	2023	118,726	3.96%	No	1,036	4,212	4,402	4,582	4,770	4,950	13,326
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	—	—	1,058	2,648	2,739	7,389

DEBT Detail, at Share[1] As of September 30, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 9/30/2015 [3]	2015	2016	2017	2018	2019	2020	Subsequent

Prince Kuhio Plaza	100%	43,336	2023	35,974	4.10%	No	204	827	867	903	942	977	2,642
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	0	0	0	0	0	0	0
Staten Island Mall	100%	254,540	2023	206,942	4.77%	No	1,246	5,131	5,381	5,643	5,918	6,207	18,072
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	0	0	0	462	2,871	2,979	8,968
Boise Towne Square	100%	130,980	2023	106,372	4.79%	No	635	2,618	2,746	2,880	3,021	3,169	9,539
The Crossroads (MI)	100%	97,203	2023	80,833	4.42%	No	421	1,708	1,799	1,881	1,967	2,046	6,548
Jordan Creek Town Center	100%	214,070	2024	177,448	4.37%	No	932	3,783	3,980	4,160	4,348	4,520	14,899
Woodbridge Center	100%	250,000	2024	220,726	4.80%	No	0	0	2,396	3,777	3,964	4,128	15,009
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	250,000	2024	212,423	5.52%	No	822	3,402	3,595	3,798	4,013	4,240	17,707
The Parks At Arlington	100%	250,000	2024	212,687	5.57%	No	814	3,371	3,564	3,767	3,983	4,210	17,604
Fashion Show	100%	835,000	2024	835,000	4.03%	No	—	0	0	0	0	0	0
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Beachwood Place	100%	220,000	2025	184,350	3.94%	No	—	—	2,922	4,032	4,194	4,362	20,140
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	0	0	0	0
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	—	—	3,167	4,410	4,556	21,020
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,974	2025	16,006	4.13%	No	83	335	351	366	382	396	2,055
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	—	—	984	4,050	26,761
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	0	0	0
Providence Place - Other	94%	35,599	2028	2,247	7.75%	No	828	1,757	1,897	1,825	1,740	1,878	23,427
Provo Towne Center Land	75%	2,249	2095	37	10.00%	Yes - Full	—	0	0	0	0	0	2,212
Consolidated Property Level		$11,572,058		$10,524,593	4.44%		$33,706	$134,949	$137,922	$139,985	$141,487	$140,386	$319,030

Unconsolidated Property Level
Shane Plaza	50%	$2,960	2016	$2,944	5.56%	No	$16	$—	$—	$—	$—	$—	$—
Riverchase Galleria	50%	152,500	2017	152,500	5.65%	No	—	—	—	—	—	—	—
The Shops at Bravern	40%	20,967	2017	20,273	3.86%	No	113	460	121	—	—	—	—
Plaza Frontenac	55%	28,600	2018	28,600	3.04%	No	—	—	—	—	—	—	—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	91,135	2019	84,321	4.50%	No	382	1,573	1,645	1,720	1,494	—	—
Natick Mall	50%	225,000	2019	209,699	4.60%	No	584	3,593	3,762	3,939	3,423	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	117,495	2020	108,697	5.10%	No	402	1,622	1,725	1,816	1,913	1,320	—
Water Tower Place	47%	181,048	2020	171,026	4.35%	No	447	1,837	1,928	2,024	2,124	1,662	—
Kenwood Towne Centre	70%	153,224	2020	137,191	5.37%	No	685	2,784	2,964	3,131	3,306	3,163	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	0	0	0	0	0	0	0
Village of Merrick Park	55%	95,772	2021	85,797	5.73%	No	392	1,595	1,706	1,808	1,916	2,015	543
Willowbrook Mall (TX)	50%	100,418	2021	88,965	5.13%	No	456	1,858	1,972	2,077	2,188	2,291	611
Northbrook Court	50%	64,583	2021	56,811	4.25%	No	281	1,156	1,206	1,259	1,313	1,370	1,187
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	—	—	510	711	734	1,694
Carolina Place	50%	87,500	2023	75,542	3.84%	No	—	757	1,567	1,630	1,694	1,752	4,558
Union Square Portfolio	50%	25,000	2023	25,000	5.12%	No	—	—	0	0	0	0	0
Galleria at Tyler	50%	93,972	2023	76,716	5.05%	No	435	1,797	1,889	1,987	2,089	2,197	6,862

DEBT Detail, at Share[1] As of September 30, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 9/30/2015 [3]	2015	2016	2017	2018	2019	2020	Subsequent

Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	—	—	1,996	2,091	2,189	6,990
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	—	—	805	2,477	2,579	2,686	10,567
Pinnacle Hills Promenade	50%	60,326	2025	48,805	4.13%	No	260	1,048	1,099	1,146	1,195	1,240	5,533
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	—	0	1,062	1,478	1,526	6,889
Alderwood	50%	176,691	2025	138,693	3.48%	No	834	3,374	3,512	3,638	3,769	3,888	18,983
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	—	—	680	2,093	2,175	11,100
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	—	—	922	23,627
Unconsolidated Property Level		$4,375,239		$4,122,047	4.30%		$5,287	$23,454	$25,901	$32,900	$35,376	$31,130	$99,144

Total Fixed - Property Level		$15,947,297		$14,646,640	4.40%		$38,993	$158,403	$163,823	$172,885	$176,863	$171,516	$418,174

Consolidated Corporate
Arizona Two (HHC)	100%	$1,712	2015	$573	4.41%	Yes - Full	$1,139	$—	$—	$—	$—	$—	$—
Consolidated Corporate		$1,712		$573	4.41%		$1,139	$—	$—	$—	$—	$—	$—

Total Fixed Rate Debt		$15,949,009		$14,647,213	4.40%		$40,132	$158,403	$163,823	$172,885	$176,863	$171,516	$418,174

Variable Rate

Consolidated Property Level
Columbiana Centre [5]	100%	$130,816	2018	$128,177	Libor + 175 bps	Yes - Full	$—	$746	$1,393	$500	$—	$—	$—
Eastridge (WY) [5]	100%	48,228	2018	47,255	Libor + 175 bps	Yes - Full	—	275	514	184	—	—	—
Grand Teton Mall [5]	100%	48,859	2018	47,873	Libor + 175 bps	Yes - Full	—	279	520	187	—	—	—
Mayfair [5]	100%	347,813	2018	340,796	Libor + 175 bps	Yes - Full	—	1,983	3,704	1,330	—	—	—
Mondawmin Mall [5]	100%	81,011	2018	79,377	Libor + 175 bps	Yes - Full	—	461	863	310	—	—	—
North Town Mall [5]	100%	89,207	2018	87,407	Libor + 175 bps	Yes - Full	—	509	950	341	—	—	—
Oakwood [5]	100%	76,913	2018	75,362	Libor + 175 bps	Yes - Full	—	438	819	294	—	—	—
Oakwood Center [5]	100%	91,413	2018	89,569	Libor + 175 bps	Yes - Full	—	520	974	350	—	—	—
Pioneer Place [5]	100%	188,185	2018	184,389	Libor + 175 bps	Yes - Full	—	1,072	2,004	720	—	—	—
Red Cliffs Mall [5]	100%	30,261	2018	29,650	Libor + 175 bps	Yes - Full	—	173	322	116	—	—	—
River Hills Mall [5]	100%	76,283	2018	74,744	Libor + 175 bps	Yes - Full	—	435	812	292	—	—	—
Sooner Mall [5]	100%	78,931	2018	77,338	Libor + 175 bps	Yes - Full	—	450	841	302	—	—	—
Southwest Plaza [5]	100%	73,383	2018	71,902	Libor + 175 bps	Yes - Full	—	418	782	281	—	—	—
The Shops at Fallen Timbers [5]	100%	25,217	2018	24,709	Libor + 175 bps	Yes - Full	—	143	269	96	—	—	—
Columbia Mall	100%	100,000	2018	100,000	Libor + 175 bps	Yes - Full	—	—	0	0	—	—	—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	0	0	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	No	—	—	—	—	—	—	—
Consolidated Property Level		$1,995,445		$1,967,473	2.02%		$—	$7,902	$14,767	$5,303	$—	$—	$—

Unconsolidated Property Level
Union Square Portfolio	50%	$16,250	2018	$16,250	Libor + 400 bps	No	$—	$—	$—	$—	$—	$—	$—
Ala Moana Construction Loan[6]	63%	198,346	2019	198,346	Libor + 190 bps	Yes - Partial	—	—	—	—	—	—	—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	13%	51,162	2019	51,162	Libor + 250 bps	No	—	—	—	—	—	—	—
522 Fifth Avenue	10%	8,624	2019	8,624	Libor + 250 bps	No	—	—	—	—	—	—	—

DEBT Detail, at Share[1] As of September 30, 2015 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Coupon Rate	Parent Recourse as of 9/30/2015 [3]	2015	2016	2017	2018	2019	2020	Subsequent
530 Fifth Avenue	50%	15,500	2019	15,423	Libor + 788 bps	No	—	—	38	39	—	—	—
530 Fifth Avenue	50%	95,000	2019	94,526	Libor + 325 bps	No	—	—	237	237	—	—	—
Bayside Marketplace	51%	127,500	2020	127,500	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan[7]	53%	19,056	2020	19,056	Libor + 200 bps	Yes - Partial	—	—	—	—	—	—	—
Park Lane Construction Loan[8]	50%	—	2020	—	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
85 Fifth Avenue	50%	$30,000	2,021	$30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,189,188		$1,188,637	3.08%		$—	$—	$275	$276	$—	$—	$—

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	$250,000	2018	$250,000	Libor + 158 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Consolidated Corporate		$456,200		$456,200	1.75%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,640,833		$3,612,310	2.37%		$—	$7,902	$15,042	$5,579	$—	$—	$—

Total [9]		$19,589,842		$18,259,523	4.04%		$40,132	$166,305	$178,865	$178,464	$176,863	$171,516	$418,174

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.9 billion, excluding the corporate revolver.

4.	Loan is cross-collateralized with other properties.

5.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

6.	Reflects the amount drawn as of September 30, 2015 on the $450.0 construction loan ($281.3 million at share).

7.	Reflects the amount drawn as of September 30, 2015 on the $126.0 construction loan ($66.8 million at share).

8.	Reflects the amount drawn as of September 30, 2015 on the $460.0 construction loan ($287.5 million at share).

9.	Reflects amortization for the period subsequent to September 30, 2015.

Debt Summary of Debt Transactions For the Nine Months Ended September 30, 2015 (In thousands)

Closing Date	Property Name	GGP Ownership %	New Loan at Share	New Term	New Interest Rate	Repayment at Share	Original Term	Original Interest Rate	Net Proceeds at Share

Refinancings
February 2015	Beachwood Place	100.0%	$220,000	10	3.9%	$(212,911)	2.7	5.6%	$7,089
April 2015	The Shops at La Cantera	75.0%	262,500	12	3.6%	(117,849)	0.2	6.0%	144,651
May 2015	Alderwood	50.0%	177,500	10	3.5%	(120,976)	0.3	6.7%	56,524
July 2015	Boise Towne Plaza	100.0%	20,000	10	4.1%	(8,629)	0.0	4.7%	11,371
September 2015	Paramus Park	100.0%	120,000	10	4.1%	(90,444)	0.1	4.9%	29,556

	Total		$800,000	10.7	3.7%	$(550,809)	1.2	5.8%	$249,191

Repayments

February 2015	Peachtree Mall	100.0%				$(77,790)	0.2	5.1%	$(77,790)
March 2015	Eastridge Mall CA	100.0%				(142,210)	2.4	5.8%	(142,210)
March 2015	Glenbrook Square	100.0%				(153,477)	1.7	4.9%	(153,477)
March 2015	Ridgedale Center	100.0%				(153,750)	1.5	4.9%	(153,750)
April 2015	Quail Springs Mall	100.0%				(67,120)	0.2	6.7%	(67,120)

	Total					$(594,347)	1.5	5.3%	$(594,347)

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Nine Months Ended September 30, 2015 (In thousands)

Acquisitions
Closing Date	Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]
					($ in thousands)

March 2015	Interests in 12 Sears Anchors	Various	50.0%	$165,000	$—	$164,490
April 2015	730 Fifth Ave	New York, NY	50.0%	666,265	457,750	208,518
April 2015	85 Fifth Ave	New York, NY	50.0%	43,950	30,000	13,960

	Total			$875,215	$487,750	$386,968

Dispositions
Closing Date	Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]
					($ in thousands)

January 2015	The Trails Village Center	Las Vegas, NV	50.0%	$27,625	$5,756	$22,120
April 2015	200 Lafayette Office	New York, NY	100.0%	124,500	67,000	49,417
September 2015	Lake Mead & Buffalo	Las Vegas, NV	50.0%	11,250	2,410	8,360

	Total			$163,375	$75,166	$79,897

Joint Venture Interests
February 2015	Ala Moana Center [2]	Honolulu, HI	25.0%	$1,376,309	$462,500	$907,000
April 2015			12.5%	687,293	231,250	453,500

	Total			$2,063,602	$693,750	$1,360,500

1.	Includes closing costs.

2.
On February 27, 2015, GGP sold a 25% interest in Ala Moana Center for net proceeds of $907 million. GGP received $670 million at closing and will receive the remaining $237 million in late 2016 after substantial completion of the redevelopment. On April 10, 2015, GGP sold an additional 12.5% in Ala Moana Center for net proceeds of $454 million. GGP received $335 million at closing and will receive the remaining $119 million in late 2016 after substantial completion of redevelopment.

Portfolio Operating Metrics

PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Nine Months Ended September 30, 2015 (GLA in thousands)

GLA Summary (in thousands)
	Number of Properties	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Total Retail Property	Strip Center GLA	Office GLA	Total GLA	Total GLA at Share [1]	% Leased
Consolidated Retail Properties	88	37,513	12,980	34,837	85,330	1,195	1,082	87,607	52,191	96.1%
Unconsolidated Retail Properties	35	16,966	4,684	13,919	35,569	450	1,301	37,320	12,011	97.3%
Same Store Retail Properties[2]	123	54,479	17,664	48,756	120,899	1,645	2,383	124,927	64,202	96.5%
Non-Same Store Retail Properties	8	1,104	159	542	1,805	—	284	2,089	839	97.2%
Total Retail Properties	131	55,583	17,823	49,298	122,704	1,645	2,667	127,016	65,041	96.5%

Non-Same Store Strip Centers & Other Retail	3	695	340	307	1,342	9	—	1,351	496	54.7%
Total Real Estate	134	56,278	18,163	49,605	124,046	1,654	2,667	128,367	65,537	96.0%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]
September 30, 2015	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	Occupancy Cost
Consolidated Retail Properties	96.1%	95.1%	$64.95	$52.32	$512	$12,286	13.9%
Unconsolidated Retail Properties	97.3%	96.3%	89.14	74.70	769	8,421	12.5%
Same Store Retail Properties	96.5%	95.4%	$72.68	$59.48	$593	$20,707	13.3%

			In-Place Rent		Tenant Sales [3]
September 30, 2014	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	Occupancy Cost

Consolidated Retail Properties	96.6%	95.0%	$67.90	$55.70	$490	$11,894	13.9%
Unconsolidated Retail Properties	97.2%	95.5%	80.30	66.68	752	8,148	12.3%
Same Store Retail Properties	96.8%	95.1%	$71.51	$58.96	$571	$20,042	13.3%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

PORTFOLIO OPERATING METRICS Signed Leases[1] All Less Anchors As of September 30, 2015

	Leasing Activity - All Leases

	Commencement 2015
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF

New and Renewal Leases	1,997	7,026,780	6.8	$59.58	$65.40
Percent in Lieu/Gross	251	1,391,301	5.2	N/A	N/A
Total Leases	2,248	8,418,081	6.6	$59.58	$65.40

	Commencement 2016
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	289	1,968,747	9.3	$57.75	$64.55
Percent in Lieu/Gross	30	270,554	4.9	N/A	N/A
Total Leases	319	2,239,301	8.8	$57.75	$64.55

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Trailing 12 Months Commencements	1,694	4,924,232	6.6	$63.30	$70.12	$57.68	$5.62	9.7%	$12.44	21.6%
2015 Commencements	1,586	4,701,589	6.4	$63.99	$70.40	$58.48	$5.51	9.4%	$11.92	20.4%
2016 Commencements	240	871,253	6.4	$80.70	$89.92	$67.54	$13.15	19.5%	$22.38	33.1%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

2.	Represents signed leases that are scheduled to commence in the respective period compared to expiring rent for the prior tenant in the same suite.

3.	New suites are within 10,000 SF of the expiring suites and downtime between the new and previous tenant was less than 24 months.

PORTFOLIO OPERATING METRICS Lease Expiration Schedule and Top Ten Tenants [1]

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	1,120	2,391	4.5%	$50,273	$21.03
2015	374	937	1.8%	58,303	62.21
2016	1,858	6,104	11.6%	340,191	55.74
2017	1,874	6,094	11.6%	342,124	56.14
2018	1,534	5,361	10.2%	338,888	63.21
2019	1,205	5,362	10.2%	314,703	58.69
2020	1,041	3,960	7.5%	246,903	62.35
2021	806	3,076	5.9%	210,604	68.48
2022	868	3,624	6.9%	235,236	64.90
2023	917	3,809	7.2%	277,424	72.84
2024	874	4,228	8.0%	309,075	73.10
Subsequent	1,115	7,610	14.5%	446,496	58.67
Total	13,586	52,556	100.0%	$3,170,220	$60.32
Vacant Space	937	1,923
Mall and Freestanding GLA	14,523	54,479

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

Limited Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.6%
The Gap, Inc	Gap, Banana Republic, Old Navy	3.5%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA	2.7%
Forever 21, Inc	Forever 21	2.4%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	2.1%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.6%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.5%
Ascena Retail Group	Dress Barn, Justice, LAne Bryant, Maurices, Ann Taylor, Loft	1.5%
Express, Inc	Express, Express Men	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Totals		21.9%

1.	Same Store metrics include all properties designated in property schedule (pages 19-25) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	31,328	—	—	—	—	31,328	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	408,960	206,326	162,790	—	—	778,076	99.1%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	503,589	—	597,223	—	—	1,100,812	95.5%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood (Houston), TX	440,502	96,605	720,931	—	—	1,258,038	99.5%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	344,234	317,347	247,000	94,835	—	1,003,416	94.3%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham (Seattle), WA	437,104	100,400	237,910	—	—	775,414	98.4%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	422,457	425,556	247,714	114,687	—	1,210,414	95.1%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,656	218,339	319,391	197,087	—	1,179,473	97.5%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	337,584	123,921	466,469	—	—	927,974	96.7%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	314,338	85,972	335,088	—	—	735,398	94.0%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	269,101	160,276	360,643	—	—	790,020	99.6%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville (Iowa City), IA	521,555	98,596	442,365	—	—	1,062,516	97.2%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	512,855	305,503	281,144	—	—	1,099,502	99.9%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	375,179	294,167	229,275	—	—	898,621	93.3%
Cumberland Mall	Costco, Macy's, Sears	100%	Atlanta, GA	386,134	147,409	500,575	—	—	1,034,118	98.5%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble (Houston), TX	558,484	—	653,540	—	—	1,212,024	99.0%
Eastridge Mall WY	JCPenney, Macy's, Sears, Target	100%	Casper, WY	276,555	213,913	75,883	—	—	566,351	89.8%
Eastridge Mall CA	JCPenney, Macy's, Sears	100%	San Jose, CA	647,713	246,261	426,000	—	—	1,319,974	97.5%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	442,103	281,175	319,603	—	—	1,042,881	97.2%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Fashion Show	Dillard's, Macy's, Macy's Mens, Neiman Marcus, Nordstrom, Saks Fifth Avenue	100%	Las Vegas, NV	709,637	271,635	761,653	—	—	1,742,925	98.5%
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	438,617	429,969	212,047	—	—	1,080,633	92.5%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	596,274	30,000	564,914	—	—	1,191,188	98.2%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,106	555,870	221,000	—	—	1,224,976	91.0%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	340,808	—	691,605	—	—	1,032,413	92.7%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	211,466	199,062	124,863	93,274	—	628,665	91.9%
Greenwood Mall	Dillard's, JCPenney, Macy's, Sears	100%	Bowling Green, KY	422,536	156,096	272,957	—	—	851,589	97.4%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	396,985	—	596,570	—	—	993,555	95.3%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	748,176	—	349,760	251,833	—	1,349,769	97.7%
Lakeside Mall	JCPenney, Lord & Taylor, Macy's, Macy's Mens & Home, Sears	100%	Sterling Heights, MI	483,227	115,300	905,418	—	—	1,503,945	85.0%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	601,589	150,434	380,958	—	—	1,132,981	98.6%
Mall Of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	623,523	—	805,630	143,634	—	1,572,787	98.7%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	504,951	—	514,135	—	—	1,019,086	97.6%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	412,009	234,834	149,980	—	—	796,823	97.7%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa (Milwaukee), WI	615,818	288,596	348,714	—	314,518	1,567,646	98.0%
Meadows Mall	Dillard's, JCPenney, Macy's, Sears	100%	Las Vegas, NV	307,233	—	636,853	—	—	944,086	96.1%
Mondawmin Mall		100%	Baltimore, MD	393,682	—	—	—	65,528	459,210	99.9%
Newgate Mall	Dillard's, Sears, Burlington Coat Factory	100%	Ogden (Salt Lake City), UT	331,756	218,874	118,919	—	—	669,549	96.3%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta (Atlanta), GA	421,822	539,850	363,151	—	—	1,324,823	94.9%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	519,275	207,196	522,126	—	—	1,248,597	99.2%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge (Los Angeles), CA	636,776	—	824,443	—	—	1,461,219	96.5%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	429,627	276,488	242,392	—	—	948,507	87.7%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,380	149,326	454,860	—	—	859,566	81.3%
Oakwood Center	Dillard's, JCPenney, Sears	100%	Gretna, LA	402,943	—	514,028	—	—	916,971	98.5%
Oakwood Mall	JCPenney, Macy's, Sears, Younkers	100%	Eau Claire, WI	403,009	116,620	298,224	—	—	817,853	95.5%
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	406,358	220,824	315,760	—	—	942,942	97.6%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	350,876	156,000	411,210	—	—	918,086	94.8%
Paramus Park	Macy's, Sears	100%	Paramus, NJ	307,209	169,634	289,423	—	—	766,266	98.2%
Park City Center	The Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster (Philadelphia), PA	535,303	514,917	384,980	—	3,268	1,438,468	93.9%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	470,361	—	581,457	—	—	1,051,818	96.4%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	300,282	221,539	287,076	—	12,600	821,497	94.6%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	347,811	19,962	595,474	—	—	963,247	95.1%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines (Fort Lauderdale), FL	353,767	395,219	386,056	—	—	1,135,042	99.0%
Pioneer Place		100%	Portland, OR	350,404	—	—	—	288,898	639,302	87.8%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	309,252	124,547	61,873	—	—	495,672	97.0%
Providence Place	JCPenney, Macy's, Nordstrom	94%	Providence, RI	734,700	—	513,816	—	4,304	1,252,820	99.1%
Provo Towne Centre	Dillard's, JCPenney, Sears	75%	Provo, UT	300,303	285,479	206,240	—	—	792,022	83.7%
Quail Springs Mall	Dillard's, JCPenney, Macy's, Von Maur	100%	Oklahoma City, OK	451,075	160,000	505,596	—	—	1,116,671	96.4%
Red Cliffs Mall	Dillard's, JCPenney, Sears	100%	St. George, UT	155,757	235,031	—	57,304	—	448,092	99.1%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	279,752	205,072	595,868	—	—	1,080,692	97.7%
River Hills Mall	Herberger's, JCPenney, Sears, Target	100%	Mankato, MN	343,493	189,559	174,383	—	—	707,435	94.0%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville (Grand Rapids), MI	631,479	—	635,625	—	—	1,267,104	95.8%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Rogue Valley Mall	JCPenney, Kohl's, Macy's, Macy's Home Store	100%	Medford (Portland), OR	280,169	170,625	186,359	—	—	637,153	80.4%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	220,963	129,823	137,082	—	—	487,868	99.7%
Spokane Valley Mall	JCPenney, Macy's, Sears	75%	Spokane, WA	350,545	126,243	251,366	138,002	—	866,156	92.5%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	523,418	190,441	466,922	77,035	—	1,257,816	98.0%
Stonestown Galleria	Macy's, Nordstrom	100%	San Francisco, CA	407,179	160,505	267,788	—	—	835,472	96.6%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage (Kalamazoo), MI	266,414	—	502,961	—	—	769,375	96.4%
The Gallery At Harborplace		100%	Baltimore, MD	131,463	—	—	—	283,321	414,784	86.5%
The Maine Mall	The Bon Ton, JCPenney, Macy's, Sears	100%	South Portland, ME	509,365	120,844	377,662	—	600	1,008,471	99.5%
The Mall In Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	634,211	351,168	449,000	—	—	1,434,379	97.8%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,237	233,367	324,500	—	—	906,104	95.4%
The Parks at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington (Dallas), TX	761,468	—	748,945	—	—	1,510,413	99.4%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Mens & Home, Sears	100%	Manchester, CT	560,061	—	512,611	—	—	1,072,672	93.1%
The Shops at Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	351,080	—	261,502	—	—	612,582	95.1%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	617,843	—	627,597	—	70,094	1,315,534	98.5%
The Streets at Southpoint	Hudson Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	607,956	—	726,347	—	—	1,334,303	97.9%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands (Houston), TX	625,414	—	713,438	—	38,905	1,377,757	99.3%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite (Dallas), TX	413,453	—	809,386	—	—	1,222,839	95.3%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	612,989	—	641,458	27,305	—	1,281,752	94.0%
Tysons Galleria	Macy's, Neiman Marcus, Saks Fifth Avenue	100%	McLean (Washington, D.C.), VA	309,789	—	511,933	—	—	821,722	90.5%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	520,729	364,792	292,176	—	—	1,177,697	98.2%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	173,889	257,000	—	—	—	430,889	95.8%
Westlake Center		100%	Seattle, WA	108,745	—	—	—	—	108,745	93.3%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	523,847	—	529,036	—	—	1,052,883	95.6%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	437,658	257,345	466,010	—	—	1,161,013	97.5%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	490,225	2,060	1,028,000	—	—	1,520,285	99.5%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	650,480	455,739	560,935	—	—	1,667,154	93.6%
Total Consolidated Retail Properties			Count: 88	37,512,839	12,979,651	34,836,595	1,194,996	1,082,036	87,606,117	96.1%

Unconsolidated Retail Properties
Ala Moana Center [2]	Macy's, Neiman Marcus, Nordstrom, Bloomingdale's	63%	Honolulu, HI	955,691	849,735	—	14,042	362,591	2,182,059	95.8%
Alderwood	JCPenney, Macy's, Nordstrom, Sears	50%	Lynnwood (Seattle), WA	578,140	177,679	528,219	39,096	—	1,323,134	98.9%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs (Orlando), FL	481,838	158,658	519,890	—	—	1,160,386	96.9%
Bayside Marketplace		51%	Miami, FL	220,222	—	—	—	1,103	221,325	90.8%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	405,967	150,525	352,351	92,584	—	1,001,427	98.1%
Carolina Place	Belk, Dillard's, JCPenney, Macy's, Sears	50%	Pineville (Charlotte), NC	386,410	277,404	496,098	—	—	1,159,912	98.7%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	626,701	—	641,312	—	—	1,268,013	99.2%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	631,504	—	774,842	—	—	1,406,346	99.1%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	506,590	—	619,048	—	—	1,125,638	99.4%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence (Cincinnati, OH), KY	388,688	—	552,407	—	—	941,095	87.5%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	559,637	—	468,208	—	—	1,027,845	99.1%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	504,294	305,000	525,000	—	139,013	1,473,307	98.1%
Kenwood Towne Centre [3]	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,851	240,656	400,665	—	—	1,161,172	99.7%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	177,019	79,822	—	—	264,199	521,040	95.8%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick (Boston), MA	747,714	194,722	558,370	—	—	1,500,806	96.8%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Neshaminy Mall	Boscov's, Macy's, Sears	50%	Bensalem, PA	391,619	196,606	418,595	—	—	1,006,820	96.6%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook (Chicago), IL	477,654	126,000	410,277	—	—	1,013,931	96.2%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook (Chicago), IL	1,122,193	606,081	467,863	—	239,250	2,435,387	96.9%
Otay Ranch Town Center	Macy's	50%	Chula Vista (San Diego), CA	509,540	—	140,000	—	—	649,540	95.7%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	753,195	—	823,000	—	—	1,576,195	99.4%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	504,668	222,056	831,218	—	—	1,557,942	97.1%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	359,081	98,540	162,140	304,505	59,090	983,356	94.2%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,518	125,669	135,044	—	—	485,231	96.9%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	50%	Hoover (Birmingham), AL	564,803	330,032	610,026	—	—	1,504,861	96.3%
Saint Louis Galleria [2]	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	447,251	—	714,052	—	—	1,161,303	97.4%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco (Dallas), TX	846,057	162,018	703,174	—	—	1,711,249	98.6%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	659,440	84,743	—	—	23,253	767,436	97.1%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	393,915	—	333,219	—	—	727,134	97.4%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	602,693	—	419,129	—	—	1,021,822	98.0%
Union/Geary	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Union/Stockton	Apple	50%	San Francisco, CA	16,987	—	—	—	—	16,987	100.0%
Village of Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	409,809	—	330,000	—	101,263	841,072	97.8%
Water Tower Place	Macy's	47%	Chicago, IL	408,079	297,618	—	—	88,809	794,506	98.6%
Whaler's Village		50%	Lahaina, HI	101,580	—	—	—	2,557	104,137	97.7%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Mens, Sears	50%	Houston, TX	460,052	—	984,372	—	—	1,444,424	97.5%
Total Unconsolidated Retail Properties			Count: 35	16,965,608	4,683,564	13,918,519	450,227	1,300,635	37,318,553	97.3%
Total Same Store Retail Properties [4]			Count: 123	54,478,447	17,663,215	48,755,114	1,645,223	2,382,671	124,924,670	96.5%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2015

Property Name	Anchors	GGP Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	462,753	34,545	541,851	—	64,817	1,103,966	93.4%
The Shops at Bravern	Neiman Marcus	40%	Bellevue, WA	111,886	124,637	—	—	—	236,523	100.0%
522 Fifth Avenue		10%	New York, NY	1,918	—	—	—	—	1,918	100.0%
530 Fifth Avenue		50%	New York, NY	31,230	—	—	—	—	31,230	100.0%
685 Fifth Avenue		50%	New York, NY	—	—	—	—	94,812	94,812	N/A
730 Fifth Avenue		50%	New York, NY	64,956	—	—	—	32,672	97,628	100.0%
85 Fifth Avenue		50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
Miami Design District [5]		13%	Miami, FL	417,943	—	—	—	91,917	509,860	100.0%
Total Retail Properties			Count: 131	55,582,079	17,822,397	49,296,965	1,645,223	2,666,889	127,013,552	96.5%

Non-Same Store Strip Centers & Other Retail
Lockport Mall		100%	Lockport, NY	—	—	—	9,114	—	9,114	100.0%
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.0%
Owings Mills Mall	JCPenney, Macy's	51%	Owings Mills, MD	438,582	340,000	307,037	—	—	1,085,619	28.0%
Total Non-Same Store Strip Centers & Other Retail			Count: 3	694,627	340,000	307,037	9,114	—	1,350,778	54.7%

1.	Excludes space under development.

2.	Ownership is substantially more than 50% but management decisions are decided by the joint venture and the entity is unconsolidated for reporting purposes.

3.	Ownership percentage includes retained debt of $91.8 million.

4.	Refer to page 17 (Key Operating Performance Indicators).

5.	Investment is considered cost method for reporting purposes and is reflected in prepaid and other assets in our proportionate balance sheet.

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

September 30, 2015

Closing common stock price per share	$25.97
52 Week High [1]	31.70
52 Week Low [1]	23.19

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$15,949,009
Variable[2]	3,603,014
Total Portfolio Debt	19,552,023
Less: Cash and Cash Equivalents	(361,995)
Portfolio Net Debt	$19,190,028

Portfolio Capitalization Data
Portfolio Net Debt	$19,190,028
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	102,796
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$404,926

Common stock and Operating Partnership units outstanding at end of period [3]	$23,085,304
Total Market Capitalization at end of period	$42,680,258

1.	52-week pricing information includes the intra-day highs and lows.

2.	Excludes other non-portfolio debt amounts.

3.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to September 30, 2015	Long Term Incentive Plan Common Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2014	—	4,625	884,912	889,537
Common Unit Cash Conversion	—	(40)	—	(40)
DRIP	—	—	18	18
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	1,656	—	1,440	3,096
Issuance of stock for employee stock purchase program	—	—	117	117
Repurchase of common stock	—	—	(90)	(90)
Retirement of common stock	—	—	(3,964)	(3,964)
Common Shares and OP Units Outstanding at September 30, 2015	1,656	4,585	882,433	888,674

Common Shares issuable assuming exercise of warrants [1]			57,984
Common Shares issuable assuming exercise of in-the-money stock options [2]			6,023
Common Shares issuable assuming exchange of OP Units			6,489
Diluted Common Shares and OP Units Outstanding at September 30, 2015			952,929

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	884,640	883,898	885,437	887,927
Weighted average number of stock options [3]	6,212	5,884	7,084	5,147
Weighted average number of GAAP dilutive warrants	58,209	53,141	59,462	50,841
Diluted weighted average number of Company shares outstanding - GAAP EPS	949,061	942,923	951,983	943,915

Weighted average number of common units	4,770	4,834	4,788	4,834
Weighted average number of LTIP Units	1,725	—	1,572	—
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	955,556	947,757	958,343	948,749

1.
GGP has 73.9 million warrants outstanding convertible to 1.1962 Common Shares with a weighted average exercise price of $8.9420, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of July 15, 2015 [4]		Impact of settling warrants via net share settlement [5]
$57,500,000	$8.9885	Nov 9, 2017	Reduces exercise price to $8.9885	Increases number of Common shares per warrant to 1.1962	Net share: 68,781,500 x [25.97 - 8.9885] /25.97 = 44,975,473 shares delivered
$16,428,571	$8.7794	Nov 9, 2017	Reduces exercise price to $8.7794	Increases number of Common shares per warrant to 1.1962	Net share: 19,651,857 x [25.97 - 8.7794] /25.97 = 13,008,364 shares delivered
73,928,571	$8.9420				57,983,837 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2015 and 2014.

4.	Based on dividend of $0.17 per share issued to stockholders of record on July 15, 2015.

5.	Based on stock price of $25.97 on September 30, 2015.

MISCELLANEOUS Development Summary

Property	Description	Ownership %	GGP's Total Projected Share of Cost	GGP's Investment to Date [1]	Expected Return on Investment [2]	Expected Project Opening	% Opening on Open Date	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)

Open

Various Malls		N/A	$499.6	$461.9	12%			2015

	Total Open Projects		$499.6	$461.9	12%

Under Construction
Mayfair Mall [3]	Nordstrom	100%	72.3	52.4	6-8%	Q4 2015	90%	2016
Wauwatosa, WI

Ridgedale Center [3]	Nordstrom, Macy's Expansion, New Inline GLA and renovation	100%	106.2	96.5	8-9%	Q4 2015	40%	2017
Minnetonka, MN

Southwest Plaza	Redevelopment	100%	72.6	57.2	9-10%	Q4 2015	80%	2017
Littleton, CO

Baybrook Mall	Expansion	53%	90.5	52.3	9-10%	Q4 2015	50%	2017
Friendswood, TX

Ala Moana Center [4]	Demolish existing Sears store and expand mall, adding anchor, box	62.5%	358.3	331.6	9-10%	Q4 2015	50%	2017
Honolulu, HI	and inline tenants, reconfigure center court

Other Projects	Redevelopment projects at various malls	N/A	300.0	96.2	8-9%	Various		Various
Various Malls

	Total Projects Under Construction		$999.9	$686.2	8-10%

MISCELLANEOUS Development Summary

Property	Description	Ownership %	GGP's Total Projected Share of Cost	GGP's Investment to Date [1]	Expected Return on Investment [2]	Expected Project Opening	% Opening on Open Date	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)

Projects in Pipeline
Staten Island Mall	Expansion	100%	180.0	7.7	8-9%	TBD		TBD
Staten Island, NY

New Mall Development	Ground up mall development	100%	285.0	40.7	8-10%	TBD		TBD
Norwalk, CT

Ala Moana Center	Nordstrom box repositioning	62.5%	53.1	18.8	9-10%	TBD		TBD
Honolulu, HI

Other Projects	Redevelopment projects at various malls	N/A	126.3	3.6	8-9%	TBD		TBD
Various Malls

	Total Projects in Pipeline		$644.4	$70.8	8-10%

	Total Development Summary		$2,143.9	$1,218.9	9-11%

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

3.	Project ROI includes income related to uplift on existing space.

4.	These totals exclude purchase price and any future redevelopment related to the Sears anchor boxes acquired in March 2015.

MISCELLANEOUS Capital Expenditures

Expenditures ($ in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014

Capital expenditures	$137,739	$126,812
Tenant allowances and capitalized leasing costs	114,617	93,641
Total	$252,356	$220,453

MISCELLANEOUS Corporate Information

Reporting Calendar
Results for year end will be announced according to the following approximate schedule:
Quarter	Earnings Release Date	Earnings Call Date
Q4 2015	February 1, 2016	February 2, 2016

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.1900
Common Stock	Q3 2015	September 1, 2015	October 15, 2015	October 30, 2015	$0.1800
Common Stock	Q2 2015	May 21, 2015	July 15, 2015	July 31, 2015	$0.1700
Common Stock	Q1 2015	February 19, 2015	April 15, 2015	April 30, 2015	$0.1700
Common Stock	Q4 2014	November 14, 2014	December 15, 2014	January 2, 2015	$0.1700
Common Stock	Q3 2014	August 12, 2014	October 15, 2014	October 31, 2014	$0.1600
Series A Preferred Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.3984
Series A Preferred Stock	Q3 2015	September 1, 2015	September 15, 2015	October 1, 2015	$0.3984
Series A Preferred Stock	Q2 2015	May 21, 2015	June 15, 2015	July 1, 2015	$0.3984
Series A Preferred Stock	Q1 2015	February 19, 2015	March 16, 2015	April 1, 2015	$0.3984
Series A Preferred Stock	Q4 2014	November 14, 2014	December 15, 2014	January 2, 2015	$0.3984
Series A Preferred Stock	Q3 2014	August 12, 2014	September 15, 2014	October 1, 2014	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Vice President, Investor Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Same Store NOI	Company NOI that excludes the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties.
Non-Same Store NOI	Includes the periodic effects of acquisitions of new properties and certain redevelopments and other properties.
Company NOI	Same Store NOI plus Non-Same Store NOI. Excludes reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Reduction in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.